Exhibit 23.2

(LOGO)	Head Office Amot Bituach House Building B
46-48 Menachem Begin Road, Tel-Aviv 06180
Tel: +972 3 638 6868. Fax: +972 3 639 4320
E-mail: bdo@bdo.co.il www.bdo.co.il
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-78053) of our report dated March 28, 2011, relating to the financial statements, of Orbit/FR Engineering, Ltd appearing in Amendment No. 3 to the Orbit/FR, Inc. Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Ziv Haft
Certified Public Accountants (Israel)
BDO Member Firm
Ziv Haft
December 20, 2011
(LOGO)